Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-36460) of eOn Communications Corporation of our report dated October 28, 2008, which appears on page 30 of this annual report on Form 10-KSB for the year ended July 31, 2008.

/s/ GHP Horwath, P.C.

Denver, Colorado

October 28, 2008